Exhibit 99.1
NEWS RELEASE

CALIFORNIA WATER SERVICE GROUP

	1720 North First Street	October 27, 2009
	San Jose, CA 95112-4598	For Immediate Release

Contact:	Marty Kropelnicki (408) 367-8200 (analysts)
Shannon Dean (310) 257-1435 (media)
CALIFORNIA WATER SERVICE GROUP EXPANDS ITS LINES OF CREDIT
TO $300 MILLION
     SAN JOSE, CA – California Water Service Group (NYSE : CWT) today announced that it has expanded its unsecured credit facilities to a $300 million, three-year, syndicated revolving line of credit to be used for working capital purposes, including the short-term financing of capital projects.
     The base loan rate may vary from prime plus 50 basis points to prime plus 125 basis points depending on the Company’s total capitalization ratio. Likewise, the unused commitment fee may vary from 25 basis points to 35 basis points based on the same ratio. Currently, the Company expects its pricing to be prime plus 75 basis points with a 25 basis point unused commitment fee based on its current capitalization. California Water Service Group and subsidiaries which it designates may borrow under the facilities. Borrowings by California Water Service Company will be repaid within 12 months unless otherwise authorized by the California Public Utilities Commission. Bank of America was selected as lead bank and administrative agent with CoBank and Bank of China as co-syndication agents.

     “We were very pleased with the level of commitment to Cal Water from a number of banks,” said Peter C. Nelson, President and Chief Executive Officer. “Given our strong balance sheet and recently issued first mortgage bonds that received an AA- rating from Standard & Poor’s, we believe this was an opportune time to expand our credit facilities to meet the needs of our operations.” Nelson said.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services. Together these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii. The Company’s common stock trades on the New York Stock Exchange under the symbol “CWT”.
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available at our Web site at www.calwatergroup.com.
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